 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2002

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

United Bancshares, Inc. (Nasdaq: UBOH – news), a $425 million bank holding company headquartered in Columbus Grove, Ohio, today announced the appointment of Robert M. Schulte to the Board of Directors of United Bancshares, Inc. to fill a vacancy.  Mr. Schulte has been serving on the board of The Union Bank Company since 1994.

Mr. Schulte graduated from Kalida High School and Ohio State University, and then began his career in the permanent placement and temporary help industry. He has been the owner of R.M. Schulte & Associates, Inc. and Spherion since 1964. Schulte has dedicated years of board service to many area development organizations including the Lima Area Chamber of Commerce, West Central Ohio Regional Development Board, and Allen County Visionaries. He is currently a member of the Lima Area Chamber of Commerce and the Rotary Club of Lima.  In addition to his professional achievements and community involvement, Schulte and his wife, Grace reside in Delphos and enjoy time with their 4 children and 7 grandchildren.

The board feels that his personal and professional experiences will be of great benefit to the Company.

United Bancshares, Inc. is a locally owned and operated holding company comprised of the Bank of Leipsic, Citizens Bank of Delphos, and the Union Banking Company. The banks serve Allen County with 3 locations in Lima and Putnam County with locations in Columbus Grove, Delphos, Kalida, Leipsic, and Ottawa.

For more information, visit www.theubank.com or contact Brian Young at 419-659-2141.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: December 20, 2002	By: /s/ Brian D. Young
Brian D. Young CFO